Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into this 1st day of April, 2010, by and among Green Bankshares, Inc., a Tennessee corporation (the “Company”), GreenBank, a Tennessee state-chartered bank and wholly owned subsidiary of the Company (the “Bank”) and R. Stan Puckett (“Consultant”).

WITNESSETH:

WHEREAS, the Company and Consultant previously entered into that certain Employment Agreement, dated December 31, 2007 (the “Employment Agreement”), pursuant to which the Company agreed to employ Consultant as the Company’s Chairman and Chief Executive Officer upon the terms and conditions provided therein;

WHEREAS, Consultant has retired from his positions as the Company’s Chairman and Chief Executive Officer effective March 31, 2010;

WHEREAS, the Company has hired a new Chairman and Chief Executive Officer;

WHEREAS, in order to facilitate the transition related to the hiring of a new Chairman and Chief Executive Officer, the Company wishes to obtain the future services of Consultant; and

WHEREAS, Consultant is willing, upon the terms and conditions herein set forth, to provide services to the Company.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Consultant hereby agree as follows:

Section 1. Agreement to Serve as Consultant. The Company hereby engages Consultant and Consultant agrees to serve as a consultant to the Company and provide consultation and advice in accordance with the terms and conditions of this Agreement.

Section 2. Term. The term of this Agreement shall commence on the date hereof and shall continue for a term of six (6) months unless earlier terminated pursuant to the provisions of Section 4 hereof (the “Term”).

Section 3. Services; Extent of Services.

(a) Consultant is hereby engaged to provide consultation and advice to the Company’s and the Bank’s Chief Executive Officer and/or the Company’s and the Bank’s Board of Directors. Consultant agrees to perform such services as the Company or the Bank may reasonably request for a total of up to eighty (80) hours per month. At all times, Consultant shall perform the services consistent with policies and practices established from time to time by the Boards of Directors of the Company and the Bank.

(b) During the Term, Consultant shall perform the services faithfully and to the best of his ability. Consultant shall be reasonably available using such time, energy and skill as may be reasonably necessary for the performance of his duties, responsibilities and obligations hereunder, consistent with past practices and norms in similar positions.

Section 4. Termination of Engagement. Consultant’s engagement by the Company and the Bank shall immediately terminate if the Company or the Bank elects to terminate this Agreement for Cause. For purposes hereof, “Cause” shall mean (i) an act of fraud, misappropriation, embezzlement or dishonesty with respect to the Company or the Bank by Consultant; (ii) the conviction of, or plea of guilt or no contest to, any felony by Consultant; (iii) negligence or intentional misconduct by Consultant in the performance of his duties that is not promptly remedied upon receipt of notice thereof from the Company or the Bank; (iv) the disregard by Consultant of any lawful policy established by the Boards of Directors of the Company or the Bank or any other person to whom Consultant reports that is not promptly remedied upon receipt of notice thereof from the Company or the Bank; or (v) any breach by Consultant of any other provision of this Agreement that is not promptly remedied upon receipt of notice thereof from the Company or the Bank. Upon a termination of this Agreement for Cause pursuant to this Section 4, Consultant shall be entitled to all accrued compensation through the date of termination with no further payment obligation hereunder on the part of the Company or the Bank.

Section 5. Compensation and Expenses. In consideration of the Services, the Company shall pay Consultant during the Term a fee equal to $13,542 per month payable on the first day of each month during the Term. Upon receipt of itemized vouchers, expense account reports and supporting documents submitted to the Bank in accordance with the Bank’s policies and procedures then in effect, the Bank shall reimburse Consultant for all reasonable and necessary business expenses incurred ordinarily and necessarily by Consultant in connection with the performance of Consultant’s duties hereunder.

Section 6. Taxes. Consultant shall have the entire responsibility to discharge any and all of his (and not the Company’s or the Bank’s) obligations under federal, state or local laws, regulations or orders now or hereafter in effect, relating to taxes, unemployment compensation or insurance, social security, workers’ compensation, disability pensions and tax withholdings (the “Tax Obligations”). Consultant hereby agrees to indemnify and hold each of the Company or the Bank harmless for any and all claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of Consultant’s failure to properly discharge the Tax Obligations.

Section 7. Relationship of Parties. It is the express intention of the parties that the relationship of Consultant to the Company and the Bank, for so long as Consultant is providing services under this Agreement, shall be that of independent contractor, and nothing in this Agreement is intended or shall be construed to create a relationship of employer and employee, principal and agent or master and servant between the Company and the Bank and Consultant. Consultant has no authority to act for or on behalf of the Company or the Bank or to enter into any obligations, contracts or commitments on behalf of the Company or the Bank.

Section 8. Indemnity. Consultant hereby agrees to defend, indemnify, protect, and hold harmless the Company and the Bank and their shareholders, directors, employees, and agents from any and all claims, losses, demands, suits, or actions arising out of or incidental to the services provided pursuant to this Agreement, including any liability or claim for taxes payable by or on behalf of Consultant.

Section 9. Remedies. Consultant acknowledges and agrees that a breach by him of any provision of this Agreement cannot be reasonably or adequately compensated in damages in an action at law, and that the Company and the Bank shall each be entitled to seek injunctive relief and any other remedies that may be available at law or in equity, all of which remedies shall be cumulative and in addition to any rights and remedies available by contract, law, rule, regulation, or order.

Section 10. Intellectual Property. All right, title and interest of every kind and nature whatsoever in and to any intellectual property, including any inventions, patents, trademarks, copyrights, ideas, creations, and properties furnished to the Bank or the Company during the Term, and/or used in connection with any of the Bank’s or the Company’s activities, or written or created by the Consultant, or with which the Consultant is connected in the performance of his services hereunder, shall as between the parties hereto be, become, and remain the sole and exclusive property of the Bank or the Company, as the case may be, for any and all purposes and uses whatsoever, regardless of whether the same were invented, created, written, developed, furnished, produced, or disclosed by the Consultant or any other party, and the Consultant shall have no right, title or interest of any kind or nature therein or thereto, or in and to any results and proceeds therefrom. The Consultant agrees, during and after the Term hereof, to execute any and all documents and agreements which the Bank or the Company may deem necessary and appropriate to effectuate the provisions of this Section 10.

Section 11. Privacy Compliance.

(a) Definitions. As used in this Agreement:

(i) “Customer Information” means nonpublic personal information about any individual (or that individual’s legal representative) who obtains or seeks to obtain a financial product or service from you when (1) the financial product or service is to be used primarily for personal, family or household purposes and (2) the information about the information is protected by Privacy Laws.

(ii) “Privacy Laws” refers collectively to the various federal and state laws and regulations governing the privacy of Customer Information, as the same may be amended from time to time. The Privacy Laws include, but are not limited to, Title V of the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1338) and its implementing regulations, and any applicable implementing guidelines.

(b) Confidentiality Obligations. Except as provided in (c) below, Consultant will:

(i) Limit access to Customer Information to the Bank’s or the Company’s partners, officers, directors, employees, and agents who have a need to know such information to carry out the purposes for which the information was disclosed or made available and who have an obligation to maintain the confidentiality of the information;

(ii) Safeguard and maintain the confidentiality of Customer Information and not directly or indirectly disclose the same to any other person or entity in violation of or in any manner inconsistent with applicable Privacy Laws or any other standards that govern the Bank or the Company and also immediately notify the Bank or the Company of any such direct or indirect disclosure; and

(iii) Not use Customer Information in violation of or in any manner inconsistent with applicable Privacy Laws or any other standards that govern the Bank or the Company.

(c) Exceptions. Provided the disclosure of Customer Information is permitted under any other standards that govern the Bank or the Company, the Consultant will not be in violation of this Agreement for disclosing Customer Information when:

(i) The Consultant discloses the information with the Bank’s consent or pursuant to (1) a subpoena or court order, (2) a federal or state law or regulation, or (3) the rules or regulations of a governmental agency; or

(ii) The disclosure is (1) reasonably necessary and appropriate to carry out the purposes for which the Customer Information was provided or made available to the Consultant, (2) made in the ordinary course of business and, (3) required or permitted under applicable Privacy Laws.

(d) Security Measures. The Consultant has implemented or will implement appropriate measures designed to ensure the security and confidentiality of Customer Information, protect against any anticipated threats or hazards to the security or integrity of Customer Information, and protect against unauthorized access to or use of Customer Information that could result in substantial harm or inconvenience to any of the Bank’s customers. Where indicated by the Bank’s risk assessment, the Bank may monitor the Consultant to confirm that the Consultant has satisfied the Consultant’s obligations under this Agreement.

(e) Remedies. The Consultant acknowledges that the Bank has the right to take all reasonable steps to protect the Customer Information of the Bank or the Company, including, but not limited to, seeking injunctive relief and any other remedies that may be available at law or in equity, all of which remedies shall be cumulative and in addition to any rights and remedies available by contract, law, rule, regulation, or order.

Section 12. No Conflicting Obligations. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement.

Section 13. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the non-assigning party; provided that the Company and the Bank may each assign this Agreement without the consent of Consultant to any affiliate thereof.

Section 14. Waiver. Any party’s failure to enforce any provision(s) of this Agreement shall not in any way be construed as a waiver of any such provision(s), or to prevent that party thereafter from enforcing each and every other provision of this Agreement.

Section 15. Severability. The invalidity or unenforceability of any provision of this Agreement shall in no way effect the validity or enforceability of any other provision. Furthermore, to the extent this Agreement is inconsistent with federal or state law, this Agreement shall be deemed amended to the extent necessary to make it consistent and in compliance with such laws.

Section 16. Entire Agreement. The terms and conditions of this Agreement supersede any previous oral or written agreement with respect to Consultant’s engagement by the Company and the Bank and may be altered only by another written agreement, signed by the parties hereto. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and no representation, warranty, promise or agreement whatsoever not expressly contained herein has been made to Consultant by the Company or the Bank or any representative, consultant or agent of the Company or the Bank.

Section 17. Attorneys’ Fees. The parties agree that in the event it becomes necessary to seek judicial remedies for the breach or threatened breach of this Agreement, any prevailing party shall be entitled, in addition to all other remedies, to recover from any non-prevailing party all costs of such judicial action, including but not limited to, reasonable attorneys’ fees and costs and paralegals’ fees, together with all sales taxes thereon, and also including all such expenses related to any appeal.

Section 18. Notices. All notices, offers, requests, demands, and other communications pursuant to this Agreement shall be given in writing by personal delivery, by prepaid first class registered or certified mail properly addressed with appropriate postage paid thereon, or by overnight delivery service, and shall be deemed to be duly given and received on the date of delivery if delivered personally, on the second day after the deposit in the United States Mail if mailed, or on the first day after delivery to an overnight delivery service if delivered by overnight delivery service to the following addresses:

If to the Company or the Bank:	Green Bankshares, Inc. 100 North Main Street Greeneville, TN 37743 Attn: James E. Adams

with a copy to:	Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, TN 37201 Attention: D. Scott Holley, Esq.

If to Consultant:	R. Stan Puckett 310 Grapevine Trail Greeneville, TN 37745

or to such other addresses as the parties shall from time to time designate by like notice.

Section 19. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Tennessee, without applying the conflict of laws rules of such state. In addition, the parties consent to the jurisdiction of the State of Tennessee for any lawsuit arising under this Agreement. The parties also agree that the venue for any lawsuit arising under this Agreement shall be in Greene County, Tennessee.

Section 20. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

Section 21. Further Assurances. Each party hereto shall perform such further acts and execute and deliver such further documents as may be reasonably necessary to carry out the provisions of this Agreement.

Section 22. Survival. The provisions of Sections 6, 8, 10, 11 17, 19 and 22 hereof shall survive termination for any reason or expiration of this Agreement for the period described or referenced in each such Section or, if no period is described or referenced in such Section, indefinitely.

[Signatures on next page]

IN WITNESS WHEREOF, the undersigned parties have caused this Consulting Agreement to be executed by themselves or by their duly authorized representatives as of the day and date first written above.

GREEN BANKSHARES, INC.

By:       /s/ Robert K. Leonard
Name:  Robert K. Leonard
Title:    Lead Independent Director

/s/ R. Stan Puckett
R. Stan Puckett